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EXHIBIT 25.1

Registration No. 333-[            ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

State of Georgia (Jurisdiction of incorporation or organization if not a U.S. national bank)	58-0466330 (I.R.S. Employer Identification No.)
303 PEACHTREE STREET, N.E. 30TH FLOOR ATLANTA, GEORGIA (Address of principal executive offices)	30308 (Zip Code)

JACK ELLERIN
SUNTRUST BANK
25 PARK PLACE, N.E.
24TH FLOOR
ATLANTA, GEORGIA 30303-2900
404-588-7591
(Agent for Service)

BEAZER HOMES USA, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2086934 (I.R.S. Employer Identification No.)
5775 Peachtree Dunwoody Road, Suite B-200 Atlanta, Georgia (Address of principal executive offices)	30342 (Zip code)

4 5/8% Convertible Senior Notes Due 2024
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)   Name and address of each examining or supervising authority to which it is subject.

DEPARTMENT OF BANKING AND FINANCE, STATE OF GEORGIA 2990 BRANDYWINE ROAD, SUITE 200 ATLANTA, GEORGIA 30341-5565
FEDERAL RESERVE BANK OF ATLANTA 1000 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30309-4470
FEDERAL DEPOSIT INSURANCE CORPORATION 550 17TH STREET, N.W. WASHINGTON, D.C. 20429-9990

          (b)   Whether it is authorized to exercise corporate trust powers.

    THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

  None with respect to the trustee.

Items 3-12
NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH AND INCLUDING 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEM 13(B) BELOW, THE OBLIGOR IS NOT IN DEFAULT WITH RESPECT TO ANY SECURITIES ISSUED PURSUANT TO ANY INDENTURE UNDER WHICH SUNTRUST BANK IS TRUSTEE.

Item 13. Defaults by the Obligor.

          (a)   State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.

          (b)   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is a trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    THERE HAS NOT BEEN ANY DEFAULT UNDER ANY INDENTURE.

Items 14-15.
NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEM 13(B) ABOVE, THE OBLIGOR IS NOT IN DEFAULT WITH RESPECT TO ANY SECURITIES ISSUED PURSUANT TO ANY INDENTURE UNDER WHICH SUNTRUST BANK IS TRUSTEE.

Item 16. List of Exhibits.

        List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

          (1)   A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

          (2)   A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

          (3)   A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

          (4)   A copy of the existing by-laws of the trustee (as amended and restated August 13, 2002) (Exhibit 4 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

          (5)   Not applicable.

          (6)   The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

          (7)   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2004.

          (8)   Not applicable.

          (9)   Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 3rd day of August, 2004.

SUNTRUST BANK
By:	/s/ Jack Ellerin Jack Ellerin Assistant Vice President

EXHIBIT INDEX

(6)
The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)
A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2004.

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Convertible Senior Notes of Beazer Homes USA, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ Jack Ellerin Jack Ellerin Assistant Vice President

EXHIBIT 7 TO FORM T-1

OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081 Expires April 30, 2008
Federal Financial Institutions Examination Council

Please refer to page i, Table of Contents, for this required disclosure of estimated burden

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business March 31, 2004	(20040331) (RCRI 9999)
This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

 I, Jorge Arrieta, SVP & Controller
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
/s/ Jorge Arrieta Signature of Officer Authorized to Sign Report	/s/ L. Phillip Humann Director (Trustee)
/s/ M. Douglas Ivester Director (Trustee)
04/28/2004 Date of Signature	/s/ Alston D. Correll Director (Trustee)

Submission of Reports

        Each bank must prepare its Reports of Condition and Income either:

(a)
in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b)
in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

        For electronic filing assistance, contact EDS Call Report Services, 13890 Bishops Drive, Suite 110, Brookfield, WI 53005, telephone (800) 255-1571.

        To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	00867 (RCRI 9050)	SUNTRUST BANK Legal Title of Bank (TEXT 9010)
ATLANTA City (TEXT 9130)
		GA State Abbrev. (TEXT 9200)	30302 Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Contact Information for the Reports of Condition and Income

        To facilitate communication between the Agencies and the bank concerning the Reports of Condition and Income, please provide contact information for (1) the authorized officer of the bank signing the reports for this quarter and (2) the person at the bank—other than the authorized officer—to whom questions about the reports should be directed. If the authorized officer is the primary contact for questions about the reports, please provide contact information for another person at the bank who will serve as a secondary contact for communications between the Agencies and the bank concerning the Reports of Condition and Income. Enter "none" for the contact's e-mail address or fax number if not available. Contact information for the Reports of Condition and Income is for the confidential use of the Agencies and will not be released to the public.

Authorized Officer Signing the Reports	Other Person to Whom Questions about the Reports Should be Directed
Jorge Arrieta Name (TEXT C490)	Deborah Barnhart Name (TEXT C495)
SVP & Controller Title (TEXT C491)	AVP Title (TEXT C496)
Jorge.Arrieta@SunTrust.com E-mail Address (TEXT C492)	Deborah.Barnhart@SunTrust.com E-mail Address (TEXT 4086)
404-230-1262 Telephone: Area code/phone number/extension (TEXT C493)	404-827-6622 Telephone: Area code/phone number/extension (TEXT 8902)
404-827-6501 FAX: Area code/phone number (TEXT C494)	404-827-6501 FAX: Area code/phone number (TEXT 9116)

Emergency Contact Information

        This information is being requested so the Agencies can distribute critical, time sensitive information to emergency contacts at banks. Please provide primary contact information for a senior official of the bank who has decision-making authority. Also provide information for a secondary contact if available. Enter "none" for the contact's e-mail address or fax number if not available. Emergency contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact	Secondary Contact
Deborah Barnhart Name (TEXT C366)	Name (TEXT C371)
AVP Title (TEXT C367)	Title (TEXT C372)
Deborah.Barnhart@Suntrust.com E-Mail Address (TEXT C368)	E-Mail Address (TEXT C373)
404-827-6622 Telephone: Area code/phone number/extension (TEXT C369)	Telephone: Area code/phone number/extension (TEXT C374)
404-827-6501 Fax: Area code/phone number (TEXT C370)	Fax: Area code/phone number (TEXT C375)

USA PATRIOT Act Section 314(a) Anti-Money Laundering Contact Information

        This information is being requested to identify points-of-contact who are in charge of your depository institution's Section 314(a) searches and who could be contacted by federal law enforcement officers for additional information related to anti-terrorist financing and anti-money laundering. Please provide information for a secondary contact if available. Enter "none" for the contacts's e-mail address or fax number if not available. USA PATRIOT Act contact information is for the confidential use of the Agencies and the Financial Crimes Enforcement Network (FinCEN) and will not be released to the public.

Primary Contact	Secondary Contact
John Mowiser Name (TEXT C437)	Thomas Martin Name (TEXT C442)
AVP Title (TEXT C438)	AVP Title (TEXT C443)
John.Mowiser@suntrust.com E-Mail Address (TEXT C439)	Thomas.Martin@SunTrust.com E-Mail Address (TEXT C444)
404-827-6196 Telephone: Area code/phone number/extension (TEXT C440)	404-581-1670 Telephone: Area code/phone number/extension (TEXT C445)
404-532-0623 Fax: Area code/phone number (TEXT C441)	404-532-0623 Fax: Area code/phone number (TEXT C446)

SUNTRUST BANK Legal Title of Bank
ATLANTA City
GA	30302

State	Zip Code

FDIC Certificate Number—00867

Consolidated Report of Income for the period January 1, 2004-March 31, 2004

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

Dollar Amounts in Thousands	RIAD	Bil-Mil-Thou
1. Interest Income:
a. Interest and fee income on loans:
(1) In domestic offices:
(a) Loans secured by real estate	4011	522,904	1.a.1.a
(b) Loans to finance agricultural production and other loans to farmers	4024	868	1.a.1.b
(c) Commercial and industrial loans	4012	160,620	1.a.1.c
(d) Loans to individuals for household, family, and other personal expenditures:
(1) Credit cards	B485	0	1.a.1.d.1
(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	177,501	1.a.1.d.2
(e) Loans to foreign governments and official institutions	4056	104	1.a.1.e
(f) All other loans in domestic offices	B487	47,451	1.a.1.f
(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	4059	0	1.a.2
(3) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(2))	4010	909,448	1.a.3
b. Income from lease financing receivables	4065	34,345	1.b
c. Interest income on balances due from depository institutions: (1)	4115	65	1.c
d. Interest and dividend income on securities:
(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	B488	19,879	1.d.1
(2) Mortgage-backed securities	B489	119,759	1.d.2
(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)	4060	61,843	1.d.3
e. Interest income from trading assets	4069	3,351	1.e
f. Interest income on federal funds sold and securities purchased under agreements to resell	4020	10,507	1.f
g. Other interest income	4518	4,821	1.g
h. Total interest income (sum of items 1.a.(3) through 1.g)	4107	1,164,018	1.h
2. Interest expense:
a. Interest on deposits:
(1) Interest on deposits in domestic offices:
(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	967	2.a.1.a
(b) Nontransaction accounts:
(1) Savings deposits (includes MMDAs)	0093	63,229	2.a.1.b.1
(2) Time deposits of $100,000 or more	A517	42,411	2.a.1.b.2
(3) Time deposits of less than $100,000	A518	37,603	2.a.1.b.3
(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	4172	16,501	2.a.2
b. Expense of federal funds purchased and securities sold under agreements to repurchase	4180	28,021	2.b
c. Interest on trading liabilities and other borrowed money	4185	88,356	2.c

(1)
Includes interest income on time certificates of deposits not held for trading.

		Year-to-date
Dollar Amounts in Thousands
	RIAD	Bil-Mil-Thou
2. Interest expense (continued):
d. Interest on subordinated notes and debentures	4200	18,518			2.d
e. Total interest expense (sum of items 2.a through 2.d)	4073	295,606			2.e
3. Net interest income (item 1.h minus 2.e)			4074	868,412	3
4. Provision for loan and lease losses			4230	59,961	4
5. Noninterest income:
a. Income from fiduciary activities (1)	4070	113,796			5.a
b. Service charges on deposit accounts in domestic offices	4080	163,241			5.b
c. Trading revenue (2)	A220	18,437			5.c
d. Investment banking, advisory, brokerage, and underwriting fees and commissions	B490	56,245			5.d
e. Venture capital revenue	B491	0			5.e
f. Net servicing fees	B492	22,603			5.f
g. Net securitization income	B493	0			5.g
h. (1) Underwriting income from insurance and reinsurance activities	C386	8,696			5.h.1
(2) Income from other insurance activities	C387	3,724			5.h.2
i. Net gains (losses) on sales of loans and leases	5416	(31,926)			5.i
j. Net gains (losses) on sales of other real estate owned	5415	516			5.j
k. Net gains (losses) on sales of other assets (excluding securities)	B496	(101)			5.k
l. Other noninterest income*	B497	183,772			5.l
m. Total noninterest income (sum of items 5.a through 5.l)			4079	539,003	5.m
6. a. Realized gains (losses) on held-to-maturity securities			3521	0	6.a
b. Realized gains (losses) on available-for-sale securities			3196	5,875	6.b
7. Noninterest expense:
a. Salaries and employee benefits	4135	452,283			7.a
b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	107,292			7.b
c. (1) Goodwill impairment losses	C216	0			7.c.1
(2) Amortization expense and impairment losses for other intangible assets	C232	15,412			7.c.2
d. Other noninterest expense *	4092	283,010			7.d
e. Total noninterest expense (sum of items 7.a through 7.d)			4093	857,997	7.e
8. Income (loss) before income taxes and extraordinary items, and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)			4301	495,332	8
9. Applicable income taxes (on item 8)			4302	136,498	9
10. Income (loss) before extraordinary items and other adjusments (item 8 minus item 9)			4300	358,834	10
11. Extraordinary items and other adjustments, net of income taxes *			4320	0	11
12. Net income (loss) (sum of items 10 and 11)			4340	358,834	12

*
Describe on Schedule RI-E—Explanations.

(1)
For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2)
For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c must equal the sum of Memorandum items 8.a through 8.d.

Memoranda		Year-to-Date
Dollar Amounts in Thousands
	RIAD	Bil-Mil-Thou
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes	4513	1,003	M.1
2. Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)	8431	35,118	M.2
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)	4313	28,023	M.3
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))	4507	2,917	M.4
Number
5. Number of full-time equivalent employees at end of current period (round to Number nearest whole number)	4150	26,279	M.5
6. Not applicable
CCYY/MM/DD
7. If the reporting bank has restated its balance sheet as a result of applying push down CCYY / MM / DD accounting this calendar year, report the date of the bank's acquisition (1)	9106	N/A	M.7
8. Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)
(To be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):
	RIAD	Bil-Mil-Thou
a. Interest rate exposures	8757	18,338	M.8.a
b. Foreign exchange exposures	8758	99	M.8.b
c. Equity security and index exposures	8759	0	M.8.c
d. Commodity and other exposures	8760	0	M.8.d
9. Impact on income of derivatives held for purposes other than trading:	RIAD	Bil-Mil-Thou
a. Net increase (decrease) to interest income	8761	(195)	M.9.a
b. Net (increase) decrease to interest expense	8762	(3,501)	M.9.b
c. Other (noninterest) allocations	8763	0	M.9.c
10. Credit losses on derivatives (see instructions)	A251	0	M.10
11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year ?
		YES / NO
	A530	NO	M.11

(1)
For example, a bank acquired on June 1, 2001, would report 20010601

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.

Dollar Amounts in Thousands	RIAD	Bil-Mil-Thou
1. Total equity capital most recently reported for the December 31, 2003, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217	9,856,556	1
2. Restatements due to corrections of material accounting errors and changes in accounting principles*	B507	0	2
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	B508	9,856,556	3
4. Net income (loss) (must equal Schedule RI, item 12)	4340	358,834	4
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509	0	5
6. Treasury stock transactions, net	B510	0	6
7. Changes incident to business combinations, net	4356	0	7
8. LESS: Cash dividends declared on preferred stock	4470	0	8
9. LESS: Cash dividends declared on common stock	4460	200,000	9
10. Other comprehensive income (1)	B511	113,512	10
11. Other transactions with parent holding company * (not included in items 5, 6, 8, or 9 above)	4415	66,764	11
12. Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210	10,195,666	12

* Describe on Schedule RI-E—Explanations.

(1)
Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains    (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I includes charge-offs and recoveries through the allocated transfer risk reserve.

	(Column A) Charge-offs(1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands
	RIAD	Bil-Mil-Thou	RIAD	Bil-Mil-Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	3582	701	3583	4	1.a
b. Secured by farmland in domestic offices	3584	0	3585	0	1.b
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	4,483	5412	800	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C234	5,415	C217	1,005	1.c.2.a
(b) Secured by junior liens	C235	545	C218	101	1.c.2.b
d. Secured by multifamily (5 or more) residential properties in domestic offices	3588	0	3589	0	1.d
e. Secured by nonfarm nonresidential properties in domestic offices	3590	1,551	3591	136	1.e
f. In foreign offices	B512	0	B513	0	1.f
2. Loans to depository institutions and acceptances of other banks:
a. To U.S. banks and other U.S. depository institutions	4653	0	4663	0	2.a
b. To foreign banks	4654	0	4664	0	2.b
3. Loans to finance agricultural production and other loans to farmers	4655	0	4665	0	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	4645	24,031	4617	7,825	4.a
b. To non-U.S. addressees (domicile)	4646	0	4618	1	4.b

(1)
Include write-downs arising from transfers of loans to a held-for-sale account.

	(Column A) Charge-offs(1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands
	RIAD	Bil-Mil-Thou	RIAD	Bil-Mil-Thou
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B514	0	B515	0	5.a
b. Other (includes single payment, installment, all student loans and revolving credit plans other than credit cards)	B516	38,346	B517	12,299	5.b
6. Loans to foreign governments and official institutions	4643	0	4627	0	6
7. All other loans	4644	4,671	4628	1,766	7
8. Lease financing receivables:
a. To U.S. addressees (domicile)	4658	4,299	4668	1,729	8.a
b. To non-U.S. addressees (domicile)	4659	0	4669	0	8.b
9. Total (sum of items 1 through 8)	4635	84,042	4605	25,666	9
	(Column A) Charge-offs(1)		(Column B) Recoveries
Memoranda	Calendar year-to-date
Dollar Amounts in Thousands
	RIAD	Bil-Mil-Thou	RIAD	Bil-Mil-Thou
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	5409	0	5410	0	M.1
2. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RI-B, part I, item 1, above):	4652	0	4662	0	M.2
3. Not applicable.
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
	Calendar year-to-date
	RIAD	Bil-Mil-Thou
4. Uncollectible retail credit card fees and finance charges reversed against income (i.e., not included in charge-offs against the allowance for loan and lease losses)	C388	0	M.4

(1)
Include write-downs arising from transfers of loans to a held-for-sale account.

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands	RIAD	Bil-Mil-Thou
1. Balance most recently reported for the December 31, 2003, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522	934,842	1
2. Recoveries (must equal part I, item 9, column B above)	4605	25,666	2
3. LESS: Charge-offs (must equal part I, item 9, column A above less Schedule RI-B, part II, item 4)	C079	84,042	3
4. LESS: Write-downs arising from transfers of loans to a held-for-sale account	5523	0	4
5. Provision for loan and lease losses (must equal Schedule RI, item 4)	4230	59,961	5
6. Adjustments * (see instructions for this schedule)	C233	0	6
7. Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c)	3123	936,427	7

Memoranda

Dollar Amounts in Thousands	RIAD	Bil-Mil-Thou
1. Allocated transfer risk reserve included in Schedule RI-B, part II, item 7, above	C435	0	M.1
Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
2. Separate valuation allowance for uncollectible retail credit card fees and finance charges	C389	0	M.2
3. Amount of allowance for loan and leases losses attributable to retail credit card fees and finance charges	C390	0	M.3

*
Describe on Schedule RI-E—Explanations.

Schedule RI-D—Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

		Year-to-Date
Dollar Amounts in Thousands
	RIAD	Bil-Mil-Thou
1. Interest income and expense attributable to international operations:
a. Gross interest income	B523	0	1.a
b. Gross interest expense	B524	0	1.b
2. Net interest income attributable to international operations (item 1.a minus 1.b)	B525	0	2.
3. Noninterest income and expense attributable to international operations:
a. Noninterest income attributable to international operations	4097	0	3.a
b. Provision for loan and lease losses attributable to international operations	4235	0	3.b
c. Other noninterest expense attributable to international operations	4239	0	3.c
d. Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	0	3.d
4. Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)	4844	0	4
5. Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs	4845	0	5
6. Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)	4846	0	6
7. Income taxes attributable to income from international operations as estimated in item 6	4797	0	7
8. Estimated net income attributable to international operations (item 6 minus 7)	4341	0	8

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

					Year-to-Date
Dollar Amounts in Thousands
				RIAD	Bil-Mil-Thou
1. Other noninterest income (from Schedule RI, item 5.l) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
	TEXT
a.	Income and fees from the printing and sale of checks			C013	0	1.a
b.	Earnings on/increase in value of cash surrender value of life insurance			C014	0	1.b
c.	Income and fees from automated teller machines (ATMs)			C016	0	1.c
d.	Rent and other income from other real estate owned			4042	0	1.d
e.	Safe deposit box rent			C015	0	1.e
f. 4461	Other fees			4461	30,187	1.f
g. 4462	Operating lease revenue			4462	26,132	1.g
h. 4463	Credit card interchange fees			4463	21,575	1.h
2. Other noninterest expense (from Schedule RI, item 7.d): Itemize and describe amounts that exceed 1% of the sum of of Schedule RI, items 1.h and 5.m:
	TEXT
a.	Data processing expenses			C017	32,321	2.a
b.	Advertising and marketing expenses			0497	27,929	2.b
c.	Director's fees			4136	0	2.c
d.	Printing, stationery, and supplies			C018	0	2.d
e.	Postage			8403	0	2.e
f.	Legal fees and expenses			4141	0	2.f
g.	FDIC deposit insurance assessments			4146	0	2.g
h. 4464	Other expenses			4464	19,994	2.h
I. 4467				4467	N/A	2.i
j. 4468				4468	N/A	2.j
3. Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
	TEXT
a. (1) 4469				4469	N/A	3.a.1
	(2) Applicable income tax effect	4486	0			3.a.2
b. (1) 4487				4487	N/A	3.b.1
	(2) Applicable income tax effect	4488	0			3.b.2
c. (1) 4489				4489	N/A	3.c.1
	(2) Applicable income tax effect	4491	0			3.c.2

			Year-to-Date
Dollar Amounts in Thousands
		RIAD	Bil-Mil-Thou
4. Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
	TEXT
a. B526		B526	N/A	4.a
b. B527		B527	N/A	4.b
5. Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
	TEXT
a. 4498	Capital Contribution	4498	66,764	5.a
b. 4499		4499	N/A	5.b
6. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
	TEXT
a. 4521		4521	N/A	6.a
b. 4522		4522	N/A	6.b
7. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
	RIAD
X = NO COMMENT - Y = COMMENT 4769 X
Other explanations (please type or print clearly):
	TEXT (70 characters per line)
4769

SUNTRUST BANK Legal Title of Bank
ATLANTA City
GA	30302

State	Zip Code

FDIC Certificate Number—00867

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2004

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Bil-Mil-Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	3,585,977	1.a
b. Interest-bearing balances (2)			0071	21,777	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	23,533,904	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	244,400	3.a
			RCFD
b. Securities purchased under agreements to resell(3)			B989	4,102,945	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	5,852,118	4.a
b. Loans and leases, net of unearned income	B528	79,202,848			4.b
c. LESS: Allowance for loan and lease losses	3123	936,427			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	78,266,421	4.d
5. Trading assets (from Schedule RC-D)			3545	1,599,086	5
6. Premises and fixed assets (including capitalized leases)			2145	1,380,720	6
7. Other real estate owned (from Schedule RC-M)			2150	26,208	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers' liability to this bank on acceptances outstanding			2155	48,102	9
10. Intangible assets:
a. Goodwill			3163	885,190	10.a
b. Other intangible assets (from Schedule RC-M)			0426	620,763	10.b
11. Other assets (from Schedule RC-F)			2160	4,130,457	11
12. Total assets (sum of items 1 through 11)			2170	124,298,068	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Dollar Amounts in Thousands			RCON	Bil-Mil-Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	76,375,267	13.a
(1) Noninterest-bearing(1)	6631	11,546,610			13.a.1
(2) Interest-bearing	6636	64,828,657			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	4,852,124	13.b
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	4,852,124			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	3,767,561	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	10,086,677	14.b
15. Trading liabilities (from Schedule RC-D)			3548	1,021,144	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	11,931,227	16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding			2920	48,102	18
19. Subordinated notes and debentures(4)			3200	2,149,348	19
20. Other liabilities (from Schedule RC-G)			2930	2,903,310	20
21. Total liabilities (sum of items 13 through 20)			2948	113,134,760	21
22. Minority interest in consolidated subsidiaries			3000	967,642	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	21,600	24
25. Surplus (exclude all surplus related to preferred stock)			3839	3,245,229	25
26. a. Retained earnings			3632	5,893,604	26.a
b. Accumulated other comprehensive income (5)			B530	1,035,233	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	10,195,666	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	124,298,068	29
Memorandum	RCFD	Number
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003	6724	1	M. 1
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

		(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands
	RCFD	Bil-Mil-Thou	RCON	Bil-Mil-Thou
1. Cash items in process of collection, unposted debits, and currency and coin	0022	3,223,747			1
a. Cash items in process of collection and unposted debits			0020	2,445,531	1.a
b. Currency and coin			0080	778,216	1.b
2. Balance due from depository institutions in the U.S.			0082	102,451	2
a. U.S. branches and agencies of foreign banks (including their IBFs)	0083	0			2.a
b. Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	102,451			2.b
3. Balances due from banks in foreign countries and foreign central banks			0070	42,790	3
a. Foreign branches of other U.S. banks	0073	0			3.a
b. Other banks in foreign countries and foreign central banks	0074	42,790			3.b
4. Balances due from Federal Reserve Banks	0090	238,766	0090	238,766	4
5. Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)	0010	3,607,754	0010	3,607,754	5

Schedule RC-B—Securities

Exclude assets held for trading.

	Held-to-maturity				Available-for-sale
		(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands
	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou
1. U.S. Treasury securities	0211	0	0213	0	1286	17,586	1287	18,450	1
2. U.S. Government agency obligations (exclude mortgage-backed securities):
a. Issued by U.S. Government agencies (1)	1289	0	1290	0	1291	0	1293	0	2.a
b. Issued by U.S. Government-sponsored agencies (2)	1294	0	1295	0	1297	2,629,752	1298	2,669,731	2.b
3. Securities issued by states and political subdivisions in the U.S.	8496	0	8497	0	8498	336,646	8499	354,641	3

(1)
Includes Small Business Administration "Guaranteed Loan Pool Certificates,' U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.

(2)
Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

	Held-to-maturity				Available-for-sale
		(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands
	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou
4. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Guaranteed by GNMA	1698	0	1699	0	1701	75,944	1702	77,010	4.a.1
(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	6,802,832	1707	6,904,827	4.a.2
(3) Other pass-through securities	1709	0	1710	0	1711	201,524	1713	201,476	4.a.3
b. Other mortgage- backed securities (include CMOs, REMICs and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	4,433,242	1717	4,499,716	4.b.1
(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA 1718	0	1719	0	1731	90	1732	90	4.b.2
(3) All other mortgage-backed securities	1733	0	1734	0	1735	1,339,762	1736	1,359,975	4.b.3
5. Asset-backed securities (ABS):
a. Credit card receivables	B838	0	B839	0	B840	636,493	B841	646,531	5.a
b. Home equity lines	B842	0	B843	0	B844	2,395,283	B845	2,418,442	5.b
c. Automobile loans	B846	0	B847	0	B848	439,382	B849	443,588	5.c
d. Other consumer loans	B850	0	B851	0	B852	58,205	B853	58,379	5.d
e. Commercial and industrial loans	B854	0	B855	0	B856	1,881	B857	1,886	5.e
f. Other	B858	0	B859	0	B860	710,000	B861	711,901	5.f
6. Other debt securities:
a. Other domestic debt securities	1737	0	1738	0	1739	1,611,737	1741	1,658,150	6.a
b. Foreign debt securities	1742	0	1743	0	1744	3,300	1746	3,300	6.b
7. Investments in mutual funds and other equity securities with readily determinable fair values (1)					A510	229,501	A511	1,505,811	7
8. Total (sum of items 1 through 7) (total of Column A must equal Schedule RC item 2.a) (total of column D must equal Schedule RC, item 2.b)	1754	0	1771	0	1772	21,923,160	1773	23,533,904	8

(1)
Report Federal Reserve stock, Federal Home Loan Bank stock, and banker's bank stock in Schedule RC-F, item 4.

Memoranda
Dollar Amounts in Thousands	RCFD	Bil-Mil-Thou
1. Pledged securities (1)	0416	12,757,308	M.1
2. Maturity and repricing data for debt securities (1, 2) (excluding those in nonaccrual status):
a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,4)
(1) Three months or less	A549	2,028,355	M.2.a.1
(2) Over three months through 12 months	A550	343,192	M.2.a.2
(3) Over one year through three years	A551	1,044,097	M.2.a.3
(4) Over three years through five years	A552	3,000,845	M.2.a.4
(5) Over five years through 15 years	A553	1,351,163	M.2.a.5
(6) Over 15 years	A554	1,371,732	M.2.a.6
b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,5)
(1) Three months or less	A555	205,555	M.2.b.1
(2) Over three months through 12 months	A556	169,017	M.2.b.2
(3) Over one year through three years	A557	438,794	M.2.b.3
(4) Over three years through five years	A558	3,387,825	M.2.b.4
(5) Over five years through 15 years	A559	2,474,799	M.2.b.5
(6) Over 15 years	A560	352,938	M.2.b.6
c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
(1) Three years or less	A561	2,094,628	M.2.c.1
(2) Over three years	A562	3,765,153	M.2.c.2
d. Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	A248	587,702	M.2.d
3. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	1778	0	M.3
4. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
a. Amortized cost	8782	2,000	M.4.a
b. Fair value	8783	2,038	M.4.b

(1)
Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)
Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(3)
Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(4)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5)
Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6)
Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

        Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

		(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands
	RCFD	Bil-Mil-Thou	RCON	Bil-Mil-Thou
1. Loans secured by real estate	1410	44,255,529			1
a. Construction, land development, and other land loans			1415	4,838,780	1.a
b. Secured by farmland (including farm residential and other improvements)			1420	150,631	1.b
c. Secured by 1-4 family residential properties:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			1797	7,329,138	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens			5367	21,245,624	1.c.2.a
(b) Secured by junior liens			5368	1,643,326	1.c.2.b
d. Secured by multifamily (5 or more) residential properties			1460	513,762	1.d
e. Secured by nonfarm nonresidential properties			1480	8,534,268	1.e
2. Loans to depository institutions and acceptances of other banks:
a. To commercial banks in the U.S.			B531	118,464	2.a
(1) To U.S. branches and agencies of foreign banks	B532	1,495			2.a.1
(2) To other commercial banks in the U.S.	B533	116,969			2.a.2
b. To other depository institutions in the U.S.	B534	1,846	B534	1,846	2.b
c. To banks in foreign countries			B535	22,970	2.c
(1) To foreign branches of other U.S. banks	B536	105			2.c.1
(2) To other banks in foreign countries	B537	22,865			2.c.2
3. Loans to finance agricultural production and other loans to farmers	1590	80,318	1590	80,318	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1763	19,336,175	1763	19,336,175	4.a
b. To non-U.S. addressees (domicile)	1764	497,879	1764	497,879	4.b
5. Not applicable.
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
a. Credit cards	B538	0	B538	0	6.a
b. Other revolving credit plans	B539	130,529	B539	130,529	6.b
c. Other consumer loans (includes single payment, installment, and and all student loans	2011	12,814,254	2011	12,814,254	6.c
7. Loans to foreign government and official institutions (including foreign central banks)	2081	24,958	2081	24,958	7
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S.	2107	1,972,244	2107	1,972,244	8
9. Other loans	1563	2,711,735			9
a. Loans for purchasing or carrying securities (secured and unsecured)			1545	1,330,332	9.a
b. All other loans (exclude consumer loans)			1564	1,381,403	9.b
10. Lease financing receivables (net of unearned income)			2165	3,088,065	10
a. Of U.S. addressees (domicile)	2182	3,088,065			10.a
b. Of non-U.S. addressees (domicile)	2183	0			10.b
11. LESS: Any unearned income on loans reflected in items 1-9 above	2123	0	2123	0	11
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, item 4.a and 4.b)	2122	85,054,966	2122	85,054,966	12

Memoranda
Dollar Amounts in Thousands	RCFD	Bil-Mil-Thou
1. Loans and Leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)	1616	0	M.1
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1, 2)	RCON
(1) Three months or less	A564	1,560,861	M.2.a.1
(2) Over three months through 12 months	A565	2,035,483	M.2.a.2
(3) Over one year through three years	A566	4,215,059	M.2.a.3
(4) Over three years through five years	A567	5,571,877	M.2.a.4
(5) Over five years through 15 years	A568	3,544,304	M.2.a.5
(6) Over 15 years	A569	4,252,256	M.2.a.6
b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1,3)	RCFD
(1) Three months or less	A570	38,059,457	M.2.b.1
(2) Over three months through 12 months	A571	2,085,340	M.2.b.2
(3) Over one year through three years	A572	4,204,425	M.2.b.3
(4) Over three years through five years	A573	11,007,513	M.2.b.4
(5) Over five years through 15 years	A574	5,549,965	M.2.b.5
(6) Over 15 years	A575	2,686,033	M.2.b.6
c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	A247	15,689,613	M.2.c
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A (4)	2746	1,479,739	M.3
4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)	RCON 5370	19,347,838	M.4
5. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-C, part I, item 1, column A)	RCFD B837	70,362	M.5
Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
6. Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a., column A	C391	0	M.6

(1)
Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

(2)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B

(3)
Sum of Memorandum items 2.b.(1) through 2.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(4)
Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding year.

Dollar Amounts in Thousands	RCON	Bil-Mil-Thou
ASSETS
1. U.S. Treasury securities in domestic offices	3531	32,116	1
2. U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)	3532	0	2
3. Securities issued by states and political subdivisions in the U.S. in domestic offices	3533	0	3
4. Mortgage-backed securities (MBS) in domestic offices:
a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534	0	4.a
b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535	0	4.b
c. All other mortgage-backed securities	3536	0	4.c
5. Other debt securities in domestic offices	3537	92,536	5
6. — 8. Not applicable
9. Other trading assets in domestic offices	3541	229,845	9
	RCFN
10. Trading assets in foreign offices	3542	0	10
11. Revaluation gains on derivative contracts:	RCON
a. In domestic offices	3543	1,244,589	11.a
	RCFN
b. In foreign offices	3543	0	11.b
	RCFD
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	3545	1,599,086	12
	RCFD	Bil-Mil-Thou
LIABILITIES
13. Liability for short positions	3546	1,699	13
14. Revaluation losses on derivative contracts	3547	1,019,445	14
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)	3548	1,021,144	15

Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

	Transaction Accounts				Nontransaction Accounts
	(Column A) Total transaction accounts (including total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands
	RCON	Bil-Mil-Thou	RCON	Bil-Mil-Thou	RCON	Bil-Mil-Thou
Deposits of:
1. Individuals, partnerships and corporations (include all certified and official checks)	B549	9,118,696			B550	63,284,425	1
2. U.S. Government	2202	4,591			2520	0	2
3. States and political subdivisions in the U.S.	2203	2,497,983			2530	559,219	3
4. Commercial banks and other depository institutions in the U.S.	B551	890,043			B552	0	4
5. Banks in foreign countries	2213	20,310			2236	0	5
6. Foreign governments, and official institutions (including foreign central banks)	2216	0			2377	0	6
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	12,531,623	2210	11,546,610	2385	63,843,644	7
Memoranda
Dollar Amounts in Thousands	RCON	Bil-Mil-Thou
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835	1,935,508	M.1.a
b. Total brokered deposits	2365	3,568,493	M.1.b
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $100,000	2343	0	M.1.c.1
(2) Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	2344	0	M.1.c.2
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243	0	M.1.d.1
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244	3,556,286	M.1.d.2
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collaterlized as required under state law) (to be completed for the December report only)	5590	N/A	M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C, above):
a. Savings deposits:
(1) Money market deposit accounts (MMDAs)	6810	43,339,393	M.2.a.1
(2) Other savings deposits (excludes MMDAs)	0352	6,664,581	M.2.a.2
b. Total time deposits of less than $100,000	6648	6,883,934	M.2.b
c. Total time deposits of $100,000 or more	2604	6,955,736	M.2.c

Dollar Amounts in Thousands	RCON	Bil-Mil-Thou
3. Maturity and repricing data for time deposits of less than $100,000:
a. Time deposits of less than $100,000 with a remaining maturity or next repricing date of (1,2)
(1) Three months or less	A579	378,926	M.3.a.1
(2) Over three months through 12 months	A580	4,486,502	M.3.a.2
(3) Over one year through three years	A581	1,601,746	M.3.a.3
(4) Over three years	A582	416,760	M.3.a.4
b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) and 3.a.(2) above) (3)	A241	4,813,498	M.3.b
4. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of (1,4)
(1) Three months or less	A584	3,722,940	M.4.a.1
(2) Over three months through 12 months	A585	2,133,372	M.4.a.2
(3) Over one year through three years	A586	758,673	M.4.a.3
(4) Over three years	A587	340,751	M.4.a.4
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above) (3)	A242	5,815,244	M.4.b

(1)
Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)
Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E Memorandum item 2.b.

(3)
Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)
Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Part II. Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

Dollar Amounts in Thousands	RCFN	Bil-Mil-Thou
Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B553	4,633,604	1
2. U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	B554	0	2
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	218,520	3
4. Foreign governments and official institutions (including foreign central banks)	2650	0	4
5. U.S. Government and states and political subdivisions in the U.S.	B555	0	5
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 13.b)	2200	4,852,124	6
Memorandum
Dollar Amounts in Thousands	RCFN	Bil-Mil-Thou
1. Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	A245	4,852,124	M.1

Schedule RC-F—Other Assets

Dollar Amounts in Thousands			RCFD	Bil-Mil-Thou
1. Accrued interest receivable(1)			B556	366,686	1
2. Net deferred tax assets(2)			2148	0	2
3. Interest-only strips receivable (not in the form of a security) (3) on:
a. Mortgage loans			A519	0	3.a
b. Other financial assets			A520	0	3.b
4. Equity securities that DO NOT have readily determinable fair values (4)			1752	451,305	4
5. All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2168	3,312,466	5
TEXT
a. Prepaid expenses	2166	0			5.a
b. Cash surrender value of life insurance	C009	0			5.b
c. Repossessed personal property (including vehicles)	1578	0			5.c
d. Deriviatives with a positive fair value held for purposes other than trading	C010	0			5.d
e. Retained interests in accrued interest receivable related to securitized credit cards	C436	0			5.e
f. 3549	3549	N/A			5.f
g. 3550	3550	N/A			5.g
h. 3551	3551	N/A			5.h
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 11)			2160	4,130,457	6

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands			RCON	Bil-Mil-Thou
1. a. Interest accrued and unpaid on deposits in domestic offices(5)			3645	41,832	1.a
			RCFD
b. Other expenses accrued and unpaid (includes accrued income taxes payable)			3646	395,681	1.b
2. Net deferred tax liabilities (2)			3049	1,111,507	2
3. Allowance for credit losses on off-balance sheet credit exposures			B557	0	3
4. All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2938	1,354,290	4
TEXT
a. Accounts payable	3066	406,306			4.a
b. Deferred compensation liabilities	C011	0			4.b
c. Dividends declared but not yet payable	2932	0			4.c
d. Derivatives with a negative fair value held for purposes other than trading	C012	0			4.d
e. 3552	3552	N/A			4.e
f. 3553	3553	N/A			4.f
g. 3554	3554	N/A			4.g
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)			2930	2,903,310	5

(1)
Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2)
See discussion of deferred income taxes in Glossary entry on "income taxes."

(3)
Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)
Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock

(5)
For savings banks, includes "dividends" accrued and unpaid on deposits.

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

Dollar Amounts in Thousands	Domestic Offices
	RCON	Bil-Mil-Thou
1. Customers' liability to this bank on acceptances outstanding	2155	48,102	1
2. Bank's liability on acceptances executed and outstanding	2920	48,102	2
3. Securities purchased under agreements to resell	B989	4,102,945	3
4. Securities sold under agreements to repurchase	B995	10,086,677	4
5. Other borrowed money	3190	11,931,227	5
EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs	2163	N/A	6
OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs	2941	5,232,258	7
8. Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)	2192	124,298,068	8
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)	3129	107,902,502	9

In items 10-17 report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.

	RCON	Bil-Mil-Thou
10. U.S. Treasury securities	1039	17,586	10
11. U.S. Government agency obligations (exclude mortgage-backed securities)	1041	2,629,752	11
12. Securities issued by states and political subdivisions in the U.S.	1042	336,646	12
13. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1043	6,878,776	13.a.1
(2) Other pass-through securities	1044	201,524	13.a.2
b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1209	4,433,242	13.b.1
(2) All other mortgage-backed securities	1280	1,339,852	13.b.2
14. Other domestic debt securities (include domestic asset-backed securities)	1281	5,852,981	14
15. Foreign debt securities (include foreign asset-backed securities)	1282	3,300	15
16. Investments in mutual funds and other equity securities with readily determinable fair values	A510	229,501	16
17. Total amortized (historical) cost of both held-to-maturity and available-for-sale secutities (sum of items 10 through 16)	1374	21,923,160	17
18. Equity securities that do not have readily determinable fair values	1752	451,305	18

Schedule RC-I—Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other "foreign" offices.

Dollar Amounts in Thousands	RCON	Bil-Mil-Thou
1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	2133	0	1
2. Total IBF liabilities (component of Schedule RC, item 21)	2898	43,329	2

Schedule RC-K—Quarterly Averages(1)

Dollar Amounts in Thousands	RCFD	Bil-Mil-Thou
ASSETS
1. Interest-bearing balances due from depository institutions	3381	21,054	1
2. U.S. Treasury securities and U.S. Government agency obligations(2) (excluding mortgage-backed securities)	B558	2,368,688	2
3. Mortgage-backed securities(2)	B559	12,239,605	3
4. All other securities (2, 3)(includes securities issued by states and political subdivisions in the U.S.)	B560	6,856,608	4
5. Federal funds sold and securities purchased under agreements to resell	3365	4,102,749	5
6. Loans:
a. Loans in domestic offices:	RCON
(1) Total loans	3360	81,878,135	6.a.1
(2) Loans secured by real estate	3385	43,259,164	6.a.2
(3) Loans to finance agricultural production and other loans to farmers	3386	81,721	6.a.3
(4) Commercial and industrial loans	3387	23,013,555	6.a.4
(5) Loans to individuals for household, family, and other personal expenditures:
(a) Credit cards	B561	0	6.a.5.a
(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562	13,095,014	6.a.5.b
	RCFN
b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs	3360	0	6.b
	RCFD
7. Trading assets	3401	1,252,145	7
8. Lease financing receivables (net of unearned income)	3484	3,087,949	8
9. Total assets(4)	3368	120,899,544	9
LIABILITIES
	RCON
10. Interest-bearing transaction accounts in domestic (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)	3485	1,018,211	10
11. Nontransaction accounts in domestic offices:
a. Savings deposits (includes MMDAs)	B563	44,126,088	11.a
b. Time deposits of $100,000 or more	A514	7,295,519	11.b
c. Time deposits of less than $100,000	A529	7,050,537	11.c
	RCFN
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	3404	6,017,259	12
	RCFD
13. Federal funds purchased and securities sold under agreements to repurchase	3353	13,594,861	13
14. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	3355	12,075,405	14

(1)
For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)
Quarterly averages for all debt securities should be based on amortized cost.

(3)
Quarterly averages for all equity securities should be based on historical cost.

(4)
The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands			RCFD	Bil-Mil-Thou
1. Unused commitments:
a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines			3814	8,351,701	1.a
b. Credit card lines			3815	0	1.b
c. (1) Commitments to fund commercial real estate, construction, and land development loans secured by real estate			3816	2,814,973	1.c.1
(2) Commitments to fund commercial real estate, construction, and land development loans NOT secured by real estate			6550	902,772	1.c.2
d. Securities underwriting			3817	0	1.d
e. Other unused commitments			3818	45,547,097	1.e
2. Financial standby letters of credit and foreign office guarantees			3819	10,082,613	2
a. Amount of financial standby letters of credit conveyed to others	3820	207,991			2.a
3. Performance standby letters of credit and foreign office guarantees			3821	270,447	3.
a. Amount of performance standby letters of credit conveyed to others	3822	5,995			3.a
4. Commercial and similar letters of credit			3411	178,399	4
5. Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank			3428	0	5
6. Securities lent (including customers' securities lent where the customer is indemnified against loss by the reporting bank)			3433	0	6
7. Credit derivatives:
a. Notional amount of credit derivatives on which the reporting bank is the guarantor			A534	295,000	7.a
(1) Gross positive fair value			C219	1,620	7.a.1
(2) Gross negative fair value			C220	480	7.a.2
b. Notional amount of credit derivatives on which the reporting bank is the beneficiary			A535	267,000	7.b
(1) Gross positive fair value			C221	650	7.b.1
(2) Gross negative fair value			C222	2,173	7.b.2
8. Spot foreign exchange contracts			8765	881,066	8
9. All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")			3430	0	9
TEXT
a. Securities borrowed	3432	0			9.a
b. Commitments to purchase when-issued securities	3434	0			9.b
c. 3555	3555	N/A			9.c
d. 3556	3556	N/A			9.d
e. 3557	3557	N/A			9.e
10. All other off-balance sheet assets (exclude derivatives)(itemize and describe each component of this item over 25% Schedule RC item 28., "Total equity capital")			5591	0	10
TEXT
a. Commitments to sell when-issued securities	3435	0			10.a
b. 5592	5592	N/A			10.b
c. 5593	5593	N/A			10.c
d. 5594	5594	N/A			10.d
e. 5595	5595	N/A			10.e
11. Year-to-date merchant credit card sales volume:			RCFD	Tril-Bil-Mil-Thou
a. Sales for which the reporting bank is the acquiring bank			C223	0	11.a
b. Sales for which the reporting bank is the agent bank with risk			C224	0	11.b

Dollar Amounts in Thousands
	Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Derivatives Position Indicators
	Tril-Bil-Mil-Thou	Tril-Bil-Mil-Thou	Tril-Bil-Mil-Thou	Tril-Bil-Mil-Thou
12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):
a. Futures contracts	RCFD 8693 3,966,000	RCFD 8694 0	RCFD 8695 0	RCFD 8696 0	12.a
b. Forward contracts	RCFD 8697 6,218,358	RCFD 8698 4,235,421	RCFD 8699 0	RCFD 8700 0	12.b
c. Exchange-traded option contracts:
(1) Written options	RCFD 8701 750,000	RCFD 8702 0	RCFD 8703 0	RCFD 8704 0	12.c.1
(2) Purchased options	RCFD 8705 375,000	RCFD 8706 0	RCFD 8707 0	RCFD 8708 0	12.c.2
d. Over-the-counter option contracts:
(1) Written options	RCFD 8709 8,806,804	RCFD 8710 444,750	RCFD 8711 879,367	RCFD 8712 0	12.d.1
(2) Purchased options	RCFD 8713 3,238,923	RCFD 8714 439,456	RCFD 8715 882,201	RCFD 8716 0	12.d.2
e. Swaps	RCFD 3450 49,639,089	RCFD 3826 432,849	RCFD 8719 83,554	RCFD 8720 0	12.e
13. Total gross notional amount of derivative contracts held for trading	RCFD A126 52,897,399	RCFD A127 5,526,145	RCFD 8723 1,830,728	RCFD 8724 0	13
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCFD 8725 20,096,775	RCFD 8726 26,331	RCFD 8727 14,394	RCFD 8728 0	14
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCFD A589 4,393,092				14.a
15. Gross fair values of derivative contracts:
a. Contracts held for trading:	RCFD 8733	RCFD 8734	RCFD 8735	RCFD 8736
(1) Gross positive fair value	1,127,861	162,466	226,403	0	15.a.1
	RCFD 8737	RCFD 8738	RCFD 8739	RCFD 8740
(2) Gross negative fair value	1,028,406	158,119	109,340	0	15.a.2
b. Contracts held for purposes other than trading:	RCFD 8741	RCFD 8742	RCFD 8743	RCFD 8744
(1) Gross positive fair value	121,370	19	0	0	15.b.1
	RCFD 8745	RCFD 8746	RCFD 8747	RCFD 8748
(2) Gross negative fair value	107,685	3,547	183	0	15.b.2

Schedule RC-M—Memoranda

Dollar Amounts in Thousands			RCFD	Bil-Mil-Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests			6164	824,963	1.a
		Number
b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	6165	8			1.b
2. Intangible assets other than goodwill:
a. Mortgage servicing Assets			3164	452,345	2.a
(1) Estimated fair value of mortgage servicing assets	A590	513,530			2.a.1
b. Purchased credit card relationships and nonmortgage servicing assets			B026	0	2.b
c. All other identifiable intangible assets			5507	168,418	2.c
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)			0426	620,763	2.d
3. Other real estate owned:
a. Direct and indirect investments in real estate ventures			5372	0	3.a
b. All other real estate owned:			RCON
(1) Construction, land development, and other land in domestic offices			5508	3,220	3.b.1
(2) Farmland in domestic offices			5509	553	3.b.2
(3) 1-4 family residential properties in domestic offices			5510	18,603	3.b.3
(4) Multifamily (5 or more) residential properties in domestic offices			5511	0	3.b.4
(5) Nonfarm nonresidential properties in domestic offices			5512	3,832	3.b.5
			RCFN
(6) In foreign offices			5513	0	3.b.6
			RCFD
c. Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)			2150	26,208	3.c
4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures			5374	0	4.a
b. All other investments in unconsolidated subsidiaries and associated companies			5375	0	4.b
c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)			2130	0	4.c
5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) With a remaining maturity of one year or less (1)			2651	425,850	5.a.1
(2) With a remaining maturity of more than one year through three years			B565	703,919	5.a.2
(3) With a remaining maturity of more than three years			B566	5,716,483	5.a.3
b. Other borrowings:
(1) With a remaining maturity of one year or less			B571	896,099	5.b.1
(2) With a remaining maturity of more than one year through three years			B567	3,416,067	5.b.2
(3) With a remaining maturity of more than three years			B568	772,809	5.b.3
c. Total (sum of items 5.a.(1) through 5.b.(3)) (must equal Schedule RC, item 16)			3190	11,931,227	5.c
				YES / NO
6. Does the reporting bank sell private label or third party mutual funds and annuities?			B569	NO	6
			RCFD	Bil-Mil-Thou
7. Assets under the reporting bank's management in proprietary mutual funds and annuities			B570	0	7
8. Primary Internet Web site address of the bank (home page), if any:
(example: http://www.examplebank.com)
TEXT 4087 http://WWW.SUNTRUST.COM					8
				YES / NO
9. Do any of the bank's Internet Web sites have transactional capability, i.e., allow the bank's customers to execute transactions on their accounts through the Web site?			4088	YES	9

(1)
Includes overnight Federal Home Loan Bank advances.

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing
					(Column C) Nonaccrual
Dollar Amounts in Thousands
	RCON	Bil-Mil-Thou	RCON	Bil-Mil-Thou	RCON	Bil-Mil-Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	2759	61,470	2769	15,974	3492	21,126	1.a
b. Secured by farmland in domestic offices	3493	2,172	3494	0	3495	1,058	1.b
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5398	19,925	5399	1,451	5400	4,594	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C236	81,736	C237	25,930	C229	65,785	1.c.2.a
(b) Secured by junior liens	C238	11,091	C239	508	C230	5,854	1.c.2.b
d. Secured by multifamily (5 or more) residential properties in domestic offices	3499	8,885	3500	507	3501	800	1.d
e. Secured by nonfarm nonresidential properties properties in domestic offices	3502	27,989	3503	2,556	3504	38,886	1.e
	RCFN		RCFN		RCFN
f. In foreign offices	B572	0	B573	0	B574	0	1.f
2. Loans to depository institutions and acceptances of other banks:
	RCFN		RCFN		RCFN
a. To U.S. banks and other U.S. depository institutions	5377	662	5378	0	5379	50	2.a
b. To foreign banks	5380	0	5381	0	5382	0	2.b
3. Loans to finance agricultural production and other loans to farmers	1594	1,046	1597	174	1583	3,812	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1251	134,275	1252	37,339	1253	111,613	4.a
b. To non-U.S. addressees (domicile)	1254	645	1255	0	1256	142	4.b
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B575	0	B576	0	B577	0	5.a
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578	213,817	B579	86,883	B580	28,061	5.b
6. Loans to foreign governments and official institutions	5389	0	5390	0	5391	0	6
7. All other loans	5459	4,699	5460	3	5461	613	7
8. Lease financing receivables:
a. Of U.S. addressees (domicile)	1257	0	1258	0	1259	0	8.a
b. Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b
9. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	3505	0	3506	0	3507	0	9

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing
					(Column C) Nonaccrual
Dollar Amounts in Thousands
	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou
10. Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government	5612	96,598	5613	86,022	5614	4,198	10
a. Guaranteed portion of loans and leases included in item 10 above	5615	79,284	5616	68,981	5617	3,358	10.a
	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing
					(Column C) Nonaccrual
Memoranda
Dollar Amounts in Thousands
	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou
1. Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658	0	1659	0	1661	0	M.1
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	6558	6,440	6559	0	6560	1,874	M.2
3. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-N, item 1, above)	1248	112	1249	0	1250	0	M.3
4. Not applicable
5. Loans and leases held for sale (included in Schedule RC-N, items 1 through 8, above)	C240	0	C241	0	C226	0	M.5
	(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
	RCFD	Bil-Mil-Thou	RCFD	Bil-Mil-Thou
6. Interest rate, foreign exchange rate, and other commodity and equity contracts:
Fair value of amounts carried as assets	3529	0	3530	0			M.6

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands	RCON	Bil-Mil-Thou
1. Unposted debits (see instructions):
a. Actual amount of all unposted debits	0030	0	1.a
OR
b. Separate amount of unposted debits:
(1) Actual amount of unposted debits to demand deposits	0031	N/A	1.b.1
(2) Actual amount of unposted debits to time and savings deposits(1)	0032	N/A	1.b.2
2. Unposted credits (see instructions):
a. Actual amount of all unposted credits	3510	0	2.a
OR
b. Separate amount of unposted credits:
(1) Actual amount of unposted credits to demand deposits	3512	N/A	2.b.1
(2) Actual amount of unposted credits to time and savings deposits(1)	3514	N/A	2.b.2
3. Uninvested trust funds (cash) held in bank's own trust department (not included in total deposits in domestic offices)	3520	0	3
4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
a. Demand deposits of consolidated subsidiaries	2211	94,648	4.a
b. Time and savings deposits(1) of consolidated subsidiaries	2351	0	4.b
c. Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c
5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
a. Demand deposits in insured branches (included in Schedule RC-E, Part II)	2229	0	5.a
b. Time and saving deposits(1) in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b
c. Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b)	5515	0	5.c
6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
a. Amount reflected in demand deposits (included in Schedule RC-E, Part I, Item 7 column B)	2314	0	6.a
b. Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I, Item 7, column A or C, but not column B)	2315	0	6.b
7. Unamortized premiums and discounts on time and savings deposits: (1,2)
a. Unamortized premiums	5516	490	7.a
b. Unamortized discounts	5517	16,783	7.b
8. To be completed by banks with "Oakar deposits ".
a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	0	8.a.1
(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	0	8.a.2
b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	0	8.b

(1)
For FDIC and FICO insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

(2)
Exclude core deposit intangibles.

Dollar Amounts in Thousands	RCON	Bil-Mil-Thou
9. Deposits in lifeline accounts	5596	9
10. Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits in domestic offices)	8432	0	10
11. Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
a. Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a
b. Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b
c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c
12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
a. Amount of assets netted against demand deposits	A527	0	12.a
b. Amount of assets netted against time and savings deposits	A528	0	12.b

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands			RCON	Bil-Mil-Thou
1. Total deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal the sum of Schedule RC, item 13.a, and Schedule RC-O, items 5.a and 5.b):
a. Deposit accounts of $100,000 or less(1):
(1) Amount of deposit accounts of $100,0000 or less			2702	39,582,516	M.1.a 1
(2) Number of deposit accounts of $100,000 or less		Number
(to be completed for the June report only)	3779	N/A			M.1.a 2
b. Deposit accounts of more than $100,000(1):
(1) Amount of deposit accounts of more than $100,000			2710	36,792,751	M.1.b 1
		Number
(2) Number of deposit accounts of more than $100,000	2722	107,778			M.1.b 2
2. Memorandum item 2 is to be completed by all banks.
Estimated amount of uninsured deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (see instructions)			5597	22,802,489	M.2
3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or Thrift Financial Report ?
If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
Text			RCON	FDIC Cert No.
A545			A545	N/A	M.3

(1)
The dollar amounts used as the basis for reporting in Memoranda items 1.a and 1.b reflect the deposit insurance limits in effect on the report date.

Schedule RC-R—Regulatory Capital

Dollar Amounts in Thousands	RCFD	Bil-Mil-Thou
Tier 1 capital
1. Total equity capital (from Schedule RC, item 28)	3210	10,195,666	1
2. LESS: Net unrealized gains (losses) on available-for-sale securities (1) (if a gain, report as a positive value; if a loss, report as a negative value)	8434	1,045,774	2
3. LESS: Net unrealized loss on available-for-sale EQUITY securities (1) (report loss as a positive value)	A221	0	3
4. LESS: Accumulated net gains (losses) on cash flow hedges (1) (if a gain, report as a positive value; if a loss, report as a negative value)	4336	(10,540)	4
5. LESS: Nonqualifying perpetual preferred stock	B588	0	5
6. Qualifying minority interests in consolidated subsidiaries	B589	967,642	6
7. LESS: Disallowed goodwill and other disallowed intangible assets	B590	1,053,608	7
8. Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)	C227	9,074,466	8
9.a. LESS: Disallowed servicing assets and purchased credit card relationships	B591	0	9.a
b. LESS: Disallowed deferred tax assets	5610	0	9.b
10. Other additions to (deductions from) Tier 1 capital	B592	0	10
11. Tier 1 capital (sum of items 8 and 10, less items 9.a and 9.b)	8274	9,074,466	11
Tier 2 Capital
12. Qualifying subordinated debt and redeemable preferred stock	5306	1,749,629	12
13. Cumulative perpetual preferred stock includible in Tier 2 capital	B593	0	13
14. Allowance for loan and lease losses includible in Tier 2 capital	5310	936,427	14
15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	2221	574,340	15
16. Other Tier 2 capital components	B594	0	16
17. Tier 2 capital (sum of items 12 through 16)	5311	3,260,396	17
18. Allowable Tier 2 capital (lesser of item 11 or 17)	8275	3,260,396	18
19. Tier 3 capital allocated for market risk	1395	0	19
20. LESS: Deductions for total risk-based capital	B595	0	20
21. Total risk-based capital (sum of items 11, 18, and 19, less item 20)	3792	12,334,862	21
Total assets for leverage ratio
22. Average total assets (from Schedule RC-K, item 9)	3368	120,899,544	22
23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	B590	1,053,608	23
24. LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)	B591	0	24
25. LESS: Disallowed deferred tax assets (from item 9.b above)	5610	0	25
26. LESS: Other deductions from assets for leverage capital purposes	B596	0	26
27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)	A224	119,845,936	27
Adjustments for financial subsidiaries
28.a Adjustment to Tier 1 capital reported in item 11	C228	0	28.a
b. Adjustment to total risk-based capital reported in item 21	B503	0	28.b
29. Adjustment to risk-weighted assets reported in item 62	B504	0	29
30. Adjustment to average total assets reported in item 27	B505	0	30

Capital Ratios

(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries)

	RCFD	(Column A) Percentage	RCFD	(Column B) Percentage
31. Tier 1 leverage ratio (2)	7273	N/A	7204	7.57%	31
32. Tier 1 risk-based capital ratio (3)	7274	N/A	7206	8.31%	32
33. Total risk-based capital ratio (4)	7275	N/A	7205	11.29%	33

(1)
Report amount included in Schedule RC, item 26.b, "Accumulated other comprehensive income."

(2)
The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

(3)
The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29).

(4)
The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk rate. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

			(Column C)	(Column D)	(Column E)	(Column F)
	(Column A)	(Column B)	Allocation by Risk Weight Category
	Totals (from Schedule RC)	Items Not Subject to Risk-Weighting
			0%	20%	50%	100%
Dollar Amounts in Thousands
	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou
Balance Sheet Asset Catagories
34. Cash and balances due from depository institutions (Column A equals the sum of Schedule RC, items 1.a and 1.b)	RCFD 0010 3,607,754		RCFD B600 1,016,982	RCFD B601 2,590,772		RCFD B602 0	34
35. Held-to-maturity securities	RCFD 1754 0	RCFD B603 0	RCFD B604 0	RCFD B605 0	RCFD B606 0	RCFD B607 0	35
36. Available-for-sale securities	RCFD 1773 23,533,904	RCFD B608 982,305	RCFD B609 129,467	RCFD B610 18,000,861	RCFD B611 1,967,516	RCFD B612 2,453,756	36
37. Federal funds sold and securities purchased under agreements to resell	RCFD C225 4,347,345		RCFD C063 80,000	RCFD C064 4,267,345		RCFD B520 0	37
38. Loans and leases held for sale	RCFD 5369 5,852,118	RCFD B617 0	RCFD B618 0	RCFD B619 845,210	RCFD B620 5,006,908	RCFD B621 0	38
39. Loans and leases, net of unearned income	RCFD B528 79,202,848	RCFD B622 0	RCFD B623 63,182	RCFD B624 2,096,337	RCFD B625 18,519,608	RCFD B626 58,523,721	39
40. LESS: Allowance for loan and lease losses	RCFD 3123 936,427	RCFD 3123 936,427					40
41. Trading assets	RCFD 3545 1,599,086	RCFD B627 1,599,086	RCFD B628 0	RCFD B629 0	RCFD B630 0	RCFD B631 0	41
42. All other assets (1)	RCFD B639 7,091,440	RCFD B640 1,053,620	RCFD B641 82,961	RCFD B642 398,772	RCFD B643 0	RCFD 5339 5,556,087	42
43. Total assets (sum of items 34 through 42)	RCFD 2170 124,298,068	RCFD B644 2,698,584	RCFD 5320 1,372,592	RCFD 5327 28,199,297	RCFD 5334 25,494,032	RCFD 5340 66,533,564	43

(1)
Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers' liability on acceptances outstanding, intangible assets, and other assets.

				(Column C)	(Column D)	(Column E)	(Column F)
	(Column A)		(Column B)	Allocation by Risk Weight Category
	Face Value or Notional Amount	Credit Conversion Factor	Credit Equivalent Amount (1)
				0%	20%	50%	100%
Dollar Amounts in Thousands
	Bil-Mil-Thou		Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou
Derivatives and Off-Balance Sheet Items
44. Financial standby letters of credit	RCFD B546 10,082,613	See footnote 2 1.000	RCFD B547 10,082,613	RCFD B548 23,814	RCFD B581 207,991	RCFD B582 0	RCFD B583 9,850,808	44
45. Performance standby letters of of credit	RCFD 3821 270,447	..50	RCFD B650 135,224	RCFD B651 0	RCFD B652 2,998	RCFD B653 0	RCFD B654 132,226	45
46. Commercial and similar letters of credit	RCFD 3411 178,399	..20	RCFD B655 35,680	RCFD B656 0	RCFD B657 0	RCFD B658 0	RCFD B659 35,680	46
47. Risk participations in bankers acceptances acquired by the reporting institution	RCFD 3429 2,844	1.00	RCFD B660 2,844	RCFD B661 0	RCFD B662 0		RCFD B663 2,844	47
48. Securities lent	RCFD 3433 0	1.00	RCFD B664 0	RCFD B665 0	RCFD B666 0	RCFD B667 0	RCFD B668 0	48
49. Retained recourse on small business obligations sold with recourse	RCFD A250 0	1.00	RCFD B669 0	RCFD B670 0	RCFD B671 0	RCFD B672 0	RCFD B673 0	49
50. Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	RCFD B541 6,474	* Below 12.500	RCFD B542 80,925				RCFD B543 80,925	50
51. All other financial assets sold with recourse	RCFD B675 293,039	1.00	RCFD B676 293,039	RCFD B677 0	RCFD B678 45,488	RCFD B679 39,792	RCFD B680 207,759	51
52. All other off-balance sheet liabilities	RCFD B681 0	1.00	RCFD B682 0	RCFD B683 0	RCFD B684 0	RCFD B685 0	RCFD B686 0	52
53. Unused commitments with an original maturity exceeding one year	RCFD 3833 24,291,947	..50	RCFD B687 12,145,974	RCFD B688 0	RCFD B689 0	RCFD B690 0	RCFD B691 12,145,974	53
54. Derivative contracts			RCFD A167 2,186,298	RCFD B693 0	RCFD B694 0	RCFD B695 2,186,298		54

(1)
Column A multiplied by credit conversion factor.

(2)
For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor.

        For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

(3)
Or institution-specific factor.

	(Column C)	(Column D)	(Column E)	(Column F)
	Allocation by Risk Weight Category
	0%	20%	50%	100%
Dollar Amounts in Thousands
	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou	Bil-Mil-Thou
Totals
55. Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	RCFD B696 1,396,406	RCFD B697 28,455,774	RCFD B698 27,720,122	RCFD B699 88,989,780	55
56. Risk weight factor	* 0%	* 20%	* 50%	* 100%	56
57. Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	RCFD B700 0	RCFD B701 5,691,155	RCFD B702 13,860,061	RCFD B703 88,989,780	57
58. Market risk equivalent assets				RCFD 1651 700,140	58
59. Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				RCFD B704 109,241,136	59
60. LESS: Excess allowance for loan and lease losses				RCFD A222 0	60
61. LESS: Allocated transfer risk reserve				RCFD 3128 0	61
62. Total risk-weighted assets (item 59 minus items 60 and 61)				RCFD A223 109,241,136	62
Memoranda
Dollar Amounts in Thousands	RCFD	Bil-Mil-Thou
1. Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764	1,638,119	M.1
	With a remaining maturity of
		(Column A) One year or less		(Column B) Over one year through five years		(Column C) Over five years
	RCFD	Tril-Bil-Mil-Thou	RCFD	Tril-Bil-Mil-Thou	RCFD	Tril-Bil-Mil-Thou
2. Notional principal amounts of derivative contracts: (1)
a. Interest rate contracts	3809	15,079,948	8766	25,792,734	8767	18,598,688	M.2.a
b. Foreign exchange contracts	3812	3,917,234	8769	613,613	8770	0	M.2.b
c. Gold contracts	8771	0	8772	0	8773	0	M.2.c
d. Other precious metals contracts	8774	0	8775	0	8776	0	M.2.d
e. Other commodity contracts	8777	0	8778	0	8779	0	M.2.e
f. Equity derivative contracts	A000	343,904	A001	621,851	A002	0	M.2.f

(1)
Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Schedule RC-S—Servicing, Securitization, and Asset Sale Activities

	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Loans	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands
	Bil - Mil - Thou	Bil - Mil - Thou	Bil - Mil - Thou	Bil - Mil - Thou	Bil - Mil - Thou	Bil - Mil - Thou	Bil - Mil - Thou
Bank Securitization Activities
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided	RCFD B705	RCFD B706	RCFD B707	RCFD B708	RCFD B709	RCFD B710	RCFD B711
credit enhancements	53,362,229	0	0	0	45,488	0	0	1
2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structurs reported in item 1 in the form of:
a. Credit-enhancing interest-only strips (included in Schedules RC-B or	RCFD B712	RCFD B713	RCFD B714	RCFD B715	RCFD B716	RCFD B717	RCFD B718
RC-F or in Schedule RC, item 5)	0	0	0	0	0	0	0	2.a
b. Subordinated securities and	RCFD C393	RCFD C394	RCFD C395	RCFD C396	RCFD C397	RCFD C398	RCFD C399
other residual interests	0	0	0	0	0	0	0	2.b
c. Standby letters of credit and	RCFD C400	RCFD C401	RCFD C402	RCFD C403	RCFD C404	RCFD C405	RCFD C406
other enhancements	43,523	0	0	0	0	0	0	2.c
3. Reporting bank's unused commitments to provide liquidity to structures	RCFD B726	RCFD B727	RCFD B728	RCFD B729	RCFD B730	RCFD B731	RCFD B732
reported in item 1	0	0	0	0	0	0	0	3
4. Past due loan amounts included in item 1:	RCFD B733	RCFD B734	RCFD B735	RCFD B736	RCFD B737	RCFD B738	RCFD B739
a. 30-89 days past due	786,995	0	0	0	2,560	0	0	4.a
	RCFD B740	RCFD B741	RCFD B742	RCFD B743	RCFD B744	RCFD B745	RCFD B746
b. 90 days or more past due	175,955	0	0	0	1,872	0	0	4.b
5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):	RIAD B747	RIAD B748	RIAD B749	RIAD B750	RIAD B751	RIAD B752	RIAD B753
a. Charge-offs	882	0	0	0	0	0	0	5.a
	RIAD B754	RIAD B755	RIAD B756	RIAD B757	RIAD B758	RIAD B759	RIAD B760
b. Recoveries	785	0	0	0	0	0	0	5.b
6. Amount of ownership (or seller's) interest carried as:		RCFD B761	RCFD B762			RCFD B763
a. Securities (included in RC-B or RC, item 5)		0	0			0		6.a
		RCFD B500	RCFD B501			RCFD B502
b. Loans (included in Schedule RC-C)		0	0			0		6.b
7. Past due loan amounts included in interests reported in item 6.a:		RCFD B764	RCFD B765			RCFD B766
a. 30-89 days past due		0	0			0		7.a
		RCFD B767	RCFD B768			RCFD B769
b. 90 days or more past due		0	0			0		7.b
8. Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):		RIAD B770	RIAD B771			RIAD B772
a. Charge-offs		0	0			0		8.a
		RIAD B773	RIAD B774			RIAD B775
b. Recoveries		0	0			0		8.b

For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
9. Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions' securitization structures in the form of standby letters of credit, purchased subordinated securities,	RCFD B776	RCFD B777	RCFD B778	RCFD B779	RCFD B780	RCFD B781	RCFD B782
and other enhancements	0	0	0	0	0	0	0	9
10. Reporting bank's unused commitments to provide liquidity to other institutions'	RCFD B783	RCFD B784	RCFD B785	RCFD B786	RCFD B787	RCFD B788	RCFD B789
securitization structures	0	0	0	0	0	0	0	10
Bank Asset Sales
11. Assets sold with recourse or other seller-provided credit enhancements and not	RCFD B790	RCFD B791	RCFD B792	RCFD B793	RCFD B794	RCFD B795	RCFD B796
securitized by the reporting bank	0	0	0	0	0	0	0	11
12. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided	RCFD B797	RCFD B798	RCFD B799	RCFD B800	RCFD B801	RCFD B802	RCFD B803
to assets reported in item 11	0	0	0	0	0	0	0	12
Memoranda
Dollar Amounts in Thousands	RCFD	Bil - Mil - Thou
1. Small Business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
a. Outstanding principal balance	A249	0	M.1.a
b. Amount of retained recourse on these obligations as of the report date	A250	0	M.1.b
2. Outstanding principal balance of assets serviced for others:
a. 1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804	160,714	M.2.a
b. 1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805	69,853,458	M.2.b
c. Other financial assets(1)	A591	45,488	M.2.c
3. Asset-backed commercial paper conduits:
a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	B806	420,952	M.3.a.1
(2) Conduits sponsored by other unrelated institutions	B807	0	M.3.a.2
b. Unused commitments to provide liquidity to conduit structures:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	B808	4,457,881	M.3.b.1
(2) Conduits sponsored by other unrelated institutions	B809	0	M.3.b.2
4. Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column c(2)	C407	0	M.4

(1)
Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

(2)
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

Schedule RC-T—Fiduciary and Related Services

Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.

	RCFD	YES/NO
1. Does the bank have fiduciary powers? (If "NO", do not complete Schedule RC-T.)	A345	YES	1
	RCFD	YES/NO
2. Does the bank exercise the fiduciary powers it has been granted?	A346	YES	2
	RCFD	YES/NO
3. Does the institution have any fiduciary or related activity (in the form of assets or accounts)? (If "NO," do not complete the rest of Schedule RC-T.)	B867	YES	3

  If the answer to item 3 is "YES", complete the applicable items of Schedule RC-T, as follows:

  Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding    December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceeding calendar year must complete:

  •
  Items 4 through 19.a quarterly,

  •
  Items 20 through 23 annually with the December report, and

  •
  Memorandum items 1 through 4 annually with the December report.

  Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

  •
  Items 4 through 23 annually with the December report, and

  •
  Memorandum items 1 through 4 annually with the December report.

  Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

  •
  Items 4 through 11 annually with the December report, and

  •
  Memorandum items 1 through 3 annually with the December report.

Dollar Amounts in Thousands	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
	Tril-Bil-Mil-Thou	Tril-Bil-Mil-Thou
FIDUCIARY AND RELATED ASSETS	RCFD B868	RCFD B869	RCFD B870	RCFD B871
4. Personal trust and agency accounts	28,727,947	3,582,748	21,994	1,274	4
5. Retirement related trust and agency accounts:	RCFD B872	RCFD B873	RCFD B874	RCFD B875
a. Employee benefit-defined contribution	446,083	6,558,762	233	1,102	5.a
	RCFD B876	RCFD B877	RCFD B878	RCFD B879
b. Employee benefit-defined benefit	4,282,707	7,664,106	358	436	5.b
	RCFD B880	RCFD B881	RCFD B882	RCFD B883
c. Other retirement accounts	2,620,431	2,702,725	3,005	729	5.c
	RCFD B884	RCFD B885	RCFD C001	RCFD C002
6. Corporate trust and agency accounts	34,524	16,776,901	8,060	612	6
	RCFD B886		RCFD B888
7. Inventment management agency accounts	17,810,321		8,060		7
	RCFD B890	RCFD B891	RCFD B892	RCFD B893
8. Other fiduciary accounts	0	92,102	0	211	8

Dollar Amounts in Thousands	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
	Tril-Bil-Mil-Thou	Tril-Bil-Mil-Thou
FIDUCIARY AND RELATED ASSETS—Continued
	RCFD B894	RCFD B895	RCFD B896	RCFD B897
9. Total fiduciary accounts (sum of items 4 through 8)	53,922,013	37,377,344	41,710	4,364	9
		RCFD B898		RCFD B899
10. Custody and safekeeping accounts		49,866,572		4,958	10
	RCFN B900	RCFN B901	RCFN B902	RCFN B903
11. Fiduciary accounts held in foreign ofices (included in items 9 and 10)	0	0	0	0	11
Dollar Amounts in Thousands			RIAD	Bil-Mil-Thou
FIDUCIARY AND RELATED SERVICES INCOME
12. Personal trust and agency accounts			B904	54,085	12
13. Retirement related trust and agency accounts:
a. Employee benefit—defined contribution			B905	9,733	13.a
b. Employee benefit—defined benefit			B906	7,613	13.b
c. Other retirement accounts			B907	6,439	13.c
14. Corporate trust and agency accounts			A479	8,084	14
15. Investment management agency accounts			B908	21,849	15
16. Other fiduciary accounts			A480	396	16
17. Custody and safekeeping accounts			B909	5,597	17
18. Other fiduciary and related services income			B910	0	18
19. Total gross fiduciary and related services income (sum of items 12 through 18) (must equal Schedule RI, item 5.a)			4070	113,796	19
a. Fiduciary and related services income-foreign offices (included in item 19)	B912	0			19.a
20. Less: Expenses			C058	N/A	20
21. Less: Net losses from fiduciary and related services			A488	N/A	21
22. Plus: Intracompany income credits for fiduciary and related services			B911	N/A	22
23. Net fiduciary and related services income			A491	N/A	23
				Managed Assets
Memoranda
Dollar Amounts in Thousands
			RCFD	Bil-Mil-Thou
1. Managed assets held in personal trust and agency accounts:
a. Non interest-bearing deposits			B913	N/A	M.1.a
b. Interest-bearing deposits			B914	N/A	M.1.b
c. U.S. Treasury and U.S. Government agency obligations			B915	N/A	M.1.c
d. State, county and municipal obligations			B916	N/A	M.1.d
e. Money market mutual funds			B917	N/A	M.1.e
f. Other short-term obligations			B918	N/A	M.1.f
g. Other notes and bonds			B919	N/A	M.1.g
h. Common and preferred stocks			B920	N/A	M.1.h
i. Real estate mortgages			B921	N/A	M.1.i
j. Real estate			B922	N/A	M.1.j
k. Miscellaneous assets			B923	N/A	M.1.k
l. Total assets of managed personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)			B868	N/A	M.1.l

		(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands
	RCFD		RCFD	Bil-Mil-Thou
2. Corporate trust and agency accounts:
a. Corporate and municipal trusteeships	B927	N/A	B928	N/A	M.2.a
b. Transfer agent, registrar, paying agent, and other corporate agency	B929	N/A			M.2.b
(Column B) Market Value of Fund Assets
(Column A) Number of Funds
Dollar Amounts in Thousands
	RCFD		RCFD	Bil-Mil-Thou
3. Collective investment funds and common trust funds:
a. Domestic equity	B931	N/A	B932	N/A	M.3.a
b. International/Global equity	B933	N/A	B934	N/A	M.3.b
c. Stock/Bond blend	B935	N/A	B936	N/A	M.3.c
d. Taxable bond	B937	N/A	B938	N/A	M.3.d
e. Municipal bond	B939	N/A	B940	N/A	M.3.e
f. Short term investments/Money market	B941	N/A	B942	N/A	M.3.f
g. Specialty/Other	B943	N/A	B944	N/A	M.3.g
h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)	B945	N/A	B946	N/A	M.3.h
		(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts
(Column C) Recoveries
Dollar Amounts in Thousands
	RIAD	Mil-Thou	RIAD	Mil-Thou	RIAD	Mil-Thou
4. Fiduciary settlements, surcharges and other losses:
a. Personal trust and agency accounts	B947	N/A	B948	N/A	B949	N/A	M.4.a
b. Retirement related trust and agency accounts	B950	N/A	B951	N/A	B952	N/A	M.4.b
c. Investment management agency accounts	B953	N/A	B954	N/A	B955	N/A	M.4.c
d. Other fiduciary accounts and related services	B956	N/A	B957	N/A	B958	N/A	M.4.d
e. Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959	N/A	B960	N/A	B961	N/A	M.4.e

Person to whom questions about Schedule RC-T-Fiduciary and Related Services should be directed:

Teresa Brightly Name and Title (TEXT B962)
Teresa.Brightly@SunTrust.com E-mail Address (TEXT B926)
804-782-7107 Telephone: Area code/phone number/extension (TEXT B963)	FAX: Area code/phone number (TEXT B964)

Optional Narrative Statement Concerning the Amounts
Reported in the Reports of Condition and Income

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment' box below and should make no entries of any kind in the space provided for the narrative statement; I.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its acuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the trucnation of the statements exceeding the 750-character limit described above.) THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

X = NO COMMENT Y = COMMENT	6979	X
BANK MANAGEMENT STATEMENT (please type or print clearly):
TEXT ( 70 characters per line )
6980

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

NAME AND ADDRESS OF BANK SUNTRUST BANK P.O. BOX 4418 CENTER 632 ATLANTA, GA 30302	OMB No. For OCC: 1557-0081 OMB No. For FDIC: 3064-0052 OMB No. For Federal Reserve: 7100-0036 Expiration Date: 4/30/2006
	SPECIAL REPORT (Dollar Amounts in Thousands)
	CLOSE OF BUSINESS DATE	FDIC Certificate Number
	3/31/2004	867

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their excutive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Excluded the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

				RCFD
a.	Number of loans made to executive officers since the previous Call Report date			3561	0	a
b.	Total dollar amount of above loans (in thousands of dollars)			3562	0	b
c.	Range of interest charged on above loans	From		To
	(example: 9-3/4% = 9.75)	7701	0.00%	7702	0.00%	c

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT		DATE (Month, Day, Year)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
                   SUNTRUST BANK
                   in the state of GA at close of business on March 31, 2004

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,585,977
Interest-bearing balances		21,777
Securities:
Held-to-maturity securities		0
Available-for-sale securities		23,533,904
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		244,400
Securities purchased under agreements to resell		4,102,945
Loans and lease financing receivables:
Loans and leases held for sale		5,852,118
Loans and leases, net of unearned income	79,202,848
LESS: Allowance for loan and lease losses	936,427
Loans and leases, net of unearned income and allowance		78,266,421
Trading Assets		1,599,086
Premises and fixed assets (including capitalized leases)		1,380,720
Other real estate owned		26,208
Investments in unconsolidated subsidiaries and associated companies		0
Customers' liability to this bank on acceptances outstanding		48,102
Intangible assets:
Goodwill		885,190
Other intangible assets		620,763
Other assets		4,130,457
Total assets		124,298,068

LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		76,375,267
Noninterest-bearing	11,546,610
Interest-bearing	64,828,657
In foreign offices, Edge and Agreement subsidiaries, and IBFs		4,852,124
Noninterest-bearing	0
Interest-bearing	4,852,124
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,767,561
Securities sold under agreements to repurchase		10,086,677
Trading liabilities		1,021,144
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		11,931,227
Bank's liability on acceptances executed and outstanding		48,102
Subordinated notes and debentures		2,149,348
Other liabilities		2,903,310
Total liabilities		113,134,760
Minority interest in consolidated subsidiaries		967,642
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		21,600
Surplus (exclude all surplus related to preferred stock)		3,245,229
Retained earnings		5,893,604
Accumulated other comprehensive income		1,035,233
Other equity capital components		0
Total equity capital		10,195,666
Total liabilities, minority interest, and equity capital		124,298,068

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.	I, Jorge Arrieta, SVP & Controller ( Name, Title ) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Director #1
Director #2
Director #3

QuickLinks

  EXHIBIT 25.1
  EXHIBIT 6 TO FORM T-1
CONSENT OF TRUSTEE
  EXHIBIT 7 TO FORM T-1
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